Consents of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 64 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 13, 1999, relating to the financial statements and financial highlights of J.P. Morgan Institutional New York Tax Exempt Bond Fund (formerly J.P. Morgan Institutional New York Total Return Bond
Fund) and the financial  statements and  supplementary  data of The New York Tax
Exempt Bond Portfolio (formerly The New York Total Return Bond Portfolio) appearing in the March 31, 1999 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration
Statement of our reports dated October 15, 1998, relating to the financial statements and financial highlights of J.P. Morgan Institutional Tax Exempt Bond Fund and the financial statements and supplementary data of The Tax Exempt Bond Portfolio appearing in the August 31, 1998 Annual Reports, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated December 17, 1998, relating to the financial statements and financial highlights of J.P. Morgan Institutional Short Term Bond Fund, J.P. Morgan Institutional Bond Fund and J.P. Morgan Institutional Global Strategic Income Fund and the financial statements and supplementary data of The Short Term Bond Portfolio, The U.S. Fixed Income Portfolio and The Global Strategic Income Portfolio, appearing in the October 31, 1998 Annual Reports, which are also incorporated by reference into the Registration Statement.



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We  also  consent  to  the  references  to  us  under  the  headings  "Financial
Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statements of Additional Information.





/s/PricewaterhouseCoopers  LLP
PricewaterhouseCoopers  LLP
1177  Avenue  of the Americas
New York, New York 10036
July 26, 1999